Exhibit 99.1

Caren Mason Appointed President & CEO of STAAR Surgical Company

Accomplished Leader Brings Broad Expertise and Proven Track Record of Building Successful Healthcare Companies

Elected to STAAR’s Board of Directors in June 2014; Serves as Chair of Recently Formed Quality & Regulatory Committee

MONROVIA, CA, March 3, 2015---STAAR Surgical Company (NASDAQ: STAA) a leading developer, manufacturer and marketer of implantable lenses and delivery systems for the eye, has named Caren Mason President and Chief Executive Officer effective immediately. Ms. Mason, who was elected to STAAR’s Board of Directors in June 2014, and was appointed by the Board to chair the Quality and Regulatory Committee in September 2014, replaces Barry G. Caldwell who retired as of March 1, 2015.

Ms. Mason joins STAAR after most recently serving as CEO of, and then advisor to, Verinta Health, a leading provider of non-invasive prenatal genetic testing services combining ultra-high-throughput next-generation sequencing with proprietary applications. Ms. Mason led the company from clinical trial and clinical laboratory build status to the development of a complete corporate entity. Illumina acquired Verinata in a transaction valued at several hundred million dollars in February 2013. Previously, she served as President & CEO of publicly traded Quidel Corporation between 2004 and 2009 where she successfully engineered an operational turnaround and delivered significant top line growth, profitability and shareholder value. During her tenure, Quidel was recognized as one of Forbes’ Best 200 Small Companies in 2007 and 2008.

Prior to joining Quidel, Ms. Mason served as President & CEO for MiraMedica, a private, computer-aided detection mammography systems company, securing its strategic sale to Kodak Health Imaging. She also served as CEO of eMed Technologies, General Manager of the Women’s Healthcare business and as a General Manager in various capacities for the Services business of GE Healthcare; held senior executive operating leadership positions with Bayer AG/AGFA and began her career in healthcare with American Hospital Supply/Baxter Healthcare.

“After completing with our outside consultant an extensive and exhaustive search for the next leader of our Company, we determined the ideal candidate was already a member of our team, and we are delighted that Caren has agreed to become our President and CEO,” said Mark Logan, Chairman of the Board of Directors. “Throughout her career, Caren has demonstrated many of the key attributes the Search Committee of the Board sought including a substantial track record of success at building profitable, global, scientifically driven medical technology businesses. In addition, in her previous leadership positions, Caren has developed customer-centric cultures that drove commercial success while maintaining a strong focus on quality systems, regulatory affairs and compliance. The Board has been impressed with her leadership and command of the issues since we asked her to lead the recently formed Quality & Regulatory Committee and we firmly believe she is the right person to lead STAAR towards its full potential.”

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“During the past nine months, I’ve had the opportunity to begin my education on the opportunities and challenges STAAR faces,” added Ms. Mason. “STAAR is in a unique and very promising position within the vision care industry. The Company’s proprietary implantable collamer lens provides an outstanding solution to the millions of patients worldwide suffering from myopia and myopia with astigmatism. And, despite more than 500,000 patients with ICL implants, the global market opportunity for our ICL technology remains in its formative stages. I am committed to ensuring that the work underway to remediate and rebuild STAAR’s overall quality system is a strategic imperative and top priority for the company. I look forward to working with the team to capitalize on our opportunities and successfully meet our challenges so that we can build returns for all of the Company’s stakeholders.”

In addition to being a Director of STAAR, Ms. Mason is a Director of HealthTell, an early stage Life Sciences company. She also currently serves on the Executive Committee for the UCSD Moores Cancer Center Board of Visitors and is Chair of the UCSD Moores Cancer Center Advisory and Innovation Council. Ms. Mason holds a Bachelor of Arts degree from Indiana University.

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About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 25 years, designs, develops, manufactures and markets implantable lenses for the eye and delivery systems therefor. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery as an alternative to LASIK is called an Implantable Collamer® Lens or “ICL.” A lens used to replace the natural lens after cataract surgery is called an intraocular lens or “IOL.” More than 500,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.visianinfo.com. STAAR has approximately 300 employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any revenue, sales, or any other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; statements regarding new or improved products; the size of market opportunities;, and any statements of assumptions underlying any of the foregoing. Important additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 3, 2014, under the caption “Risk Factors,” and also in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2014, under the caption “Risk Factors,” both of which are on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; the negative effect of unstable global economic conditions on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; the challenge of managing our foreign subsidiaries; backlog or supply delays; the risk of unfavorable changes in currency exchange rate; the discretion of regulatory agencies to approve or reject new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the TICL and/or actions related to the FDA Warning Letter and Form 483s), or to take enforcement action; unexpected costs or delays that could reduce or eliminate the expected benefits of our consolidation plans; the risk that research and development efforts will not be successful or may be delayed in delivering for launch; the purchasing patterns of our distributors carrying inventory in the market; the willingness of surgeons and patients to adopt a new or improved product and procedure; patterns of Visian ICL use that have typically limited our penetration of the refractive procedure market, negative media coverage in different regions regarding refractive procedures, and a general decline in the demand for refractive surgery particularly in the U.S. and the Asia Pacific region, which STAAR believes has resulted from both concerns about the safety and effectiveness of laser procedures and current economic conditions. The Visian Toric ICL and the Visian ICL with CentraFLOW are not yet approved for sale in the United States.

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CONTACT:	Investors	Media
	EVC Group	EVC Group
	Brian Moore, 310-579-6199	Rob Swadosh, 212-850-6021
Doug Sherk, 415-652-9100

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